SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported):
                             September 1, 1998



                                CHIREX INC.
           (Exact name of registrant as specified in its charter)


          DELAWARE                 0-27698               04-3296309
(State or other jurisdiction     (Commission          (I.R.S. Employer
      of incorporation)          File Number)         Identification No.)


                 300 Atlantic Street, Suite 402, Stamford,
                  Connecticut 06901 (Address of principal
                       executive offices) (zip code)


                               (203) 351-2300
            (Registrant's telephone number, including area code)


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Item 5.  Other Events

          On September 1, 1998, ChiRex Inc. (the "Company"), issued a press release announcing the appointment of Michael A. Griffith, formerly Chief Financial Officer of the Company, as Chairman of the Board and Chief Executive Officer, and Frank J. Wright, who formerly shared the office of the Chief Executive with Mr. Griffith, as Executive Vice President. Also effective as of September 1, 1998, is the previously announced appointment of Ian Shott as Chief Operating Officer, Jon E. Tropsa, formerly Corporate Controller and Treasurer of the Company, as Vice President, Finance, and Ian Brown, formerly head of Manufacturing Operations of the Company, as Vice President, Annan Operations.

          A copy of the press release issued by the Company on September 1, 1998 in connection with the above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

                  (c) Exhibits

                  Exhibit No.             Description

                     99.1        Press Release dated September 1, 1998